                           ==========================

                                 EXHIBIT 99(a)

                               NOTICE OF SPECIAL
                            MEETING OF SHAREHOLDERS
                                  OF SECURITY

                           ==========================

                      SECURITY BANK, NATIONAL ASSOCIATION

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS


          Notice is hereby given that a Special Meeting of Shareholders ("Meeting") of Security Bank, National Association ("Security") will be held at Security's Meyerland office located at 4939 Beechnut, in Houston, Texas on Wednesday, March 16, 1994, at 3:30 P.M., Houston time, for the following purposes:

          1. To approve, ratify, confirm and adopt an Agreement and Plan of Merger dated as of November 19, 1993 ("Merger Agreement"), providing for the merger ("Merger") of Security into Compass Security Interim Bank, a
Texas state interim bank and wholly-owned subsidiary of Compass Bancshares, Inc. being formed for the purpose of effecting the Merger. The terms of the Merger Agreement are described in the attached Proxy Statement/Prospectus, which the Board of Directors of Security encourages each Shareholder to review carefully; and

          2. To consider and transact such other business as may properly come before the Meeting or any adjournments thereof.


          The Board of Directors of Security has fixed February 4, 1994 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. Only the holders of shares of Security's common stock and preferred stock of record at the close of business on such date are entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

          IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN, SINCE FAILURE TO VOTE BY PROXY OR IN PERSON AT THE MEETING IS EQUIVALENT TO A VOTE AGAINST THE MERGER. EVEN IF YOU PLAN TO ATTEND THE MEETING, AND CERTAINLY IF YOU DO NOT, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY. SUCH PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, BY FILING A WRITTEN NOTICE OF REVOCATION, OR BY APPEARING IN PERSON AT THE MEETING AND VOTING BY WRITTEN BALLOT.

                                         By Order of the Board of Directors
                                         of Security Bank, National Association


                                         /s/ FRANK S. GOLDBERG
                                         ___________________________________
                                         Chairman of the Board

Houston, Texas

February 11, 1994